            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                         GIVE NAME AND THE
              FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                         NUMBER OF--
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Transfers to Minors Act)
  4  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
 5.  Sole proprietorship                 The owner(3)
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE NAME AND THE
              FOR THIS TYPE OF ACCOUNT:  EMPLOYER
                                         IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------
 6.  Sole proprietorship                 The owner(3)
 7.  A valid trust, estate, or pension   Legal entity(4)
     trust
 8.  Corporate                           The corporation
 9.  Partnership                         The partnership
10.  Association, club or other tax-     The organization
     exempt organization
11.  A broker or registered nominee      The broker or
                                         nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security Number.
(3) You must show your individual name, but may also enter your business or "doing business as" name. You may use your Social Security Number or your Employer Identification Number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

HOW TO OBTAIN A TAXPAYER IDENTIFICATION NUMBER
If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security Number, obtain Form SS-5 from your local Social Security office. Obtain Form SS-4 to apply for an employer identification number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
  - The United States or any of its agencies or instrumentalities.
  - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  - A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  - An international organization or any of its agencies or instrumentalities.
  - A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., the Nominee List.
  - A trust exempt from tax under section 664 or described in section 4947.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
          ------------------------------------------------------------
  Exempt payees described above should still complete the substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. EXEMPT PAYEES SHOULD FURNISH THEIR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE EXCHANGE AGENT.

NONRESIDENT ALIEN AND FOREIGN CORPORATIONS.--If you are a nonresident alien or a foreign entity not subject to withholding, furnish the Exchange Agent a complete IRS Form W-8, "Certificate of Foreign Status."

PRIVACY ACT NOTICE.--Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.